Exhibit 5.1

October 7, 2025 Friedman Industries, Incorporated 1121 Judson Road Suite 124 Longview, TX 75601	Norton Rose Fulbright 1550 Lamar, Suite 2000 Houston, Texas 77010-4103 United States Tel +1 713 651 5151 Fax +1 713 651 5246 nortonrosefulbright.com

Ladies and Gentlemen:

We have acted as counsel for Friedman Industries, Incorporated, a Texas corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933 (as amended, the “Securities Act”). The Registration Statement relates to the offer and sale of up to 550,000 shares of the Company’s common stock, par value $1.00 per share (the “Shares”), issuable pursuant to the terms and in the manner set forth in the Company’s 2025 Long-Term Incentive Plan (the “Plan”).

In rendering the opinion set forth below, we examined and relies upon such certificates, corporate records, agreements, instruments and other documents, examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. We have examined and are familiar with original or copies, certified or otherwise, identified to our satisfaction of (i) the Company’s Articles of Incorporation of the Company and all amendments thereto; (ii) the Company’s Amended and Restated Bylaws, as amended; (iii) the Registration Statement; (iv) the Plan; (v) the applicable resolutions or consents in lieu of resolutions of the Company’s Board of Directors approving the Plan, the issuance of Shares pursuant thereto, and the Registration Statement; (vi) the certified results of the Company’s shareholder meeting held September 18, 2025, at which the shareholders approved the Plan; and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and subject to the further limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in accordance with the terms and in the manner set forth in the Plan, will be validly issued, fully paid, and non-assessable.

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Friedman Industries, Incorporated October 7, 2025 Page 2

Our opinion herein is limited based upon and limited to Texas Business Organizations Code, which includes those statutory provisions as well as all applicable provisions of the Texas Constitution and the reported judicial decisions interpreting such laws, and the federal securities laws of the United States of America, and we do not express any opinion as to the applicability of or the effect thereon of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

NORTON ROSE FULBRIGHT US LLP